Exhibit 23.1

CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-1/A of Vantage Energy Services, Inc. and to the inclusion therein of our report dated February 6, 2007, with respect to the financial statements of Vantage Energy Services, Inc. as of January 31, 2007 and for the period from inception (September 8, 2006) to January 31, 2007.

UHY LLP

/s/ UHY LLP

Houston, Texas
April 20, 2007